UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):	May 16, 2019

              ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  2210 Woodland Drive, Manitowoc, Wisconsin

(Address of principal executive offices, including zip code)

           (920) 892-9340

(Registrant’s telephone number, including area code)

           Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value, with attached Common Share Purchase Rights	OESX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2019, the Board of Directors (the “Board”) of Orion Energy Systems, Inc. (the “Company”) appointed Alan B. Howe as a director of the Company, effective as of May 15, 2019. The Board has determined that the specific director class assignment for Mr. Howe will be determined in connection with his submission for re-election by the Company’s shareholders at the Company’s 2019 Annual Meeting of Shareholders.

Mr. Howe, 57 has served as co-founder and Managing Partner of Broadband Initiatives, LLC, a telecommunications consulting firm, since 2001. Mr. Howe also served as Vice President of Strategic and Wireless Business Development for Covad Communications, Inc., a national broadband telecommunications company, from 2005 to 2008, and as Chief Financial Officer and Vice President of Corporate Development for Teletrac, Inc., a mobile data and location solutions provider, from 1995 to 2011. Previously, he held various executive management positions for Sprint and Manufacturers Hanover Trust Company. Mr. Howe has almost 30 years of extensive hands-on expertise combined with corporate finance, business development and corporate governance experience. Mr. Howe has a broad business background and has been exposed to a wide variety of complex business situations within large corporations, financial institutions, start-ups, small-caps and turnarounds. Mr. Howe is currently a member of the board of directors of Resonant Inc., Determine, Inc. (formerly Selectica, Inc.), Data I/O Corporation, MagicJack Vocaltec, WidePoint Corporation and CafePress, Inc. Mr. Howe holds a B.S. in business administration and marketing from the University of Illinois and an M.B.A. in finance from the Indiana University, Kelley Graduate School of Business.

The Board has determined that Mr. Howe is independent under the listing standards of the NASDAQ Capital Market. The Board has also determined that Mr. Howe will be appointed to appropriate committees of the Board after a suitable orientation period on the Board allows the Board and Mr. Howe to make a more informed mutual decision as to which committee appointments would be in the best interests of the Board, Mr. Howe, the Company and the Company’s shareholders.

As a non-employee director, Mr. Howe will receive the compensation paid to all non-employee directors of the Company. There are no arrangements between Mr. Howe and any other person pursuant to which Mr. Howe was elected to serve as a director, nor are there any transactions in which the Company is a participant in which either individual has a material interest.

Item 8.01.	Other Information.

On May 16, 2018, the Board determined that the Company’s 2019 Annual Meeting of shareholders will be held on August 7, 2019 (the “2019 Annual Meeting”). The Board fixed the close of business on June 1, 2019 as the record date for the 2019 Annual Meeting. A proxy statement with information regarding the business and procedures for the Annual Meeting will be distributed to shareholders prior to the meeting.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2019 Annual Meeting must ensure that such proposal is received by the Company no later than the close of business on May 24, 2019, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposals must be received by such deadline at the Company’s principal executive offices at 2210 Woodland Drive, Manitowoc, Wisconsin 54220, Attention: Board Secretary.

A shareholder who intends to present business, other than a shareholder proposal pursuant to Rule 14a-8, or nominate a director at the 2019 Annual Meeting must comply with the requirements set forth in the Company’s bylaws and described in the Company’s 2018 annual meeting proxy statement. Among other things, a shareholder must give written notice to the Company’s board secretary no later than the close of business on the day which is determined by adding to December 31, 2018 the number of days starting with May 1, 2019 and ending on the date of the 2019 annual meeting. As a result, such notice must have been received no later than the close of business on April 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: May 17, 2019	By:	/s/ William T. Hull
William T. Hull Chief Financial Officer

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